S&T Bancorp Inc.

2019 Highlights

Asset Size	Market Cap	Stock Price
$8.8 billion	$1.6 billion	$40.29 as of 12.31.19

"We are proud of the growth achieved during 2019 through expansion in our existing markets and extending our Eastern Pennsylvania presence with the closing of the DNB merger. "

-Todd Brice, ***Chief Executive Officer***

S&T expansion in 2019:

- Eastern PA - DNB merger
- Northeast OH - Cuyahoga Falls branch
- Central OH - Hilliard branch
- Upstate NY - Buffalo LPO
- Eastern PA - Greater Berks LPO


Upstate NY
Western PA
Eastern PA
Northeast OH
Central OH

DNB Merger Adds Loans and Deposits

DNB FIRST

Total Loans	Total Deposits
+$900 million	+$991 million

Performance

RETURN ON AVERAGE ASSETS	RETURN ON AVERAGE EQUITY	RETURN ON TANGIBLE EQUITY
1.32%	9.98%	14.41%
1.45%*	10.92%*	15.76%*
IN 2019	IN 2019	IN 2019

10.1%

10.1%

Increase in cash dividends paid in 2019

*This is a non-GAAP number that adjusts for $11.4 million of merger related expenses. Refer to our Non-GAAP reconciliation within this 8-K.